Filed pursuant to Rule 433(d) - Registration Statement No. 333-127171-01

PRELIMINARY TERM SHEET

Renaissance Home Equity Loan Trust 2005-4 Home Equity Loan Asset-Backed Notes, Series 2005-4 $850,500,000 Offered Notes (Approximate)

Delta Funding Corporation (Originator) Renaissance REIT Investment Corp. (Seller) Renaissance Mortgage Acceptance Corp. (Depositor)

DISCLAIMER

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (203) 625-2700.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

Structure Overview – Offered Notes

To 10% Optional Termination
Class	Approx. Size ($) (1)(2)	Type	Bmark	Est. WAL(3) (yrs)	Est. Prin. Window(3) (mos)	Expected Final Maturity(3)	Stated Final Maturity(4)	Expected Ratings (S&P/Moody’s/Fitch)
A-1	$ 299,200,000	Senior / Sequential	1mL	0.96	1-21	September 2007	February 2036	AAA/Aaa/AAA
A-2	$ 69,000,000	Senior / Sequential	Fixed	2.00	21-27	March 2008	February 2036	AAA/Aaa/AAA
A-3	$ 156,500,000	Senior / Sequential	Fixed	3.00	27-52	April 2010	February 2036	AAA/Aaa/AAA
A-4	$ 50,600,000	Senior / Sequential	Fixed	5.00	52-71	November 2011	February 2036	AAA/Aaa/AAA
A-5	$ 73,759,000	Senior / Sequential	Fixed	7.79	71-101	May 2014	February 2036	AAA/Aaa/AAA
A-6	$ 54,000,000	Senior / NAS	Fixed	6.48	39-101	May 2014	February 2036	AAA/Aaa/AAA
M-1	$ 28,875,000	Subordinate	Fixed	5.59	38-101	May 2014	February 2036	AA+/Aa1/AA+
M-2	$ 25,813,000	Subordinate	Fixed	5.59	38-101	May 2014	February 2036	AA+/Aa2/AA+
M-3	$ 17,063,000	Subordinate	Fixed	5.59	38-101	May 2014	February 2036	AA/Aa3/AA
M-4	$ 13,563,000	Subordinate	Fixed	5.58	37-101	May 2014	February 2036	AA/A1/AA-
M-5	$ 13,563,000	Subordinate	Fixed	5.58	37-101	May 2014	February 2036	AA-/A2/A+
M-6	$ 11,813,000	Subordinate	Fixed	5.58	37-101	May 2014	February 2036	A+/A3/A
M-7	$ 10,938,000	Subordinate	Fixed	5.58	37-101	May 2014	February 2036	A/Baa1/BBB+
M-8	$ 8,313,000	Subordinate	Fixed	5.58	37-101	May 2014	February 2036	A-/Baa2/BBB
M-9	$ 8,750,000	Subordinate	Fixed	5.58	37-101	May 2014	February 2036	BBB/Baa3/BBB
M-10	$ 8,750,000	Subordinate	Fixed	5.58	37-101	May 2014	February 2036	BBB-/Ba1/BBB-

Fixed Rate Mortgage Loans	23% HEP
Adjustable Rate Mortgage Loans	28% CPR

(1)	Note sizes are subject to a variance of +/- 5%.
(2)	Note sizes are subject to final rating agency approval.
(3)	Calculated based on the Pricing Speed
(4)	The stated final maturity date was determined by adding one month to the latest maturity date of the Mortgage Loans expected to be acquired by the Trust.

Structure Overview – Offered Notes

To Maturity
Class	Approx. Size ($) (1)(2)	Type	Bmark	Est. WAL(3) (yrs)	Est. Prin. Window(3) (mos)	Expected Final Maturity(3)	Stated Final Maturity(4)	Expected Ratings (S&P/Moody’s/DBRS)
A-1	$299,200,000	Senior / Sequential	1mL	0.96	1-21	September 2007	February 2036	AAA/Aaa/AAA
A-2	$69,000,000	Senior / Sequential	Fixed	2.00	21-27	March 2008	February 2036	AAA/Aaa/AAA
A-3	$156,500,000	Senior / Sequential	Fixed	3.00	27-52	April 2010	February 2036	AAA/Aaa/AAA
A-4	$50,600,000	Senior / Sequential	Fixed	5.00	52-71	November 2011	February 2036	AAA/Aaa/AAA
A-5	$73,759,000	Senior / Sequential	Fixed	9.89	71-219	March 2024	February 2036	AAA/Aaa/AAA
A-6	$54,000,000	Senior / NAS	Fixed	6.63	39-217	January 2024	February 2036	AAA/Aaa/AAA
M-1	$28,875,000	Subordinate	Fixed	6.17	38-183	March 2021	February 2036	AA+/Aa1/AA+
M-2	$25,813,000	Subordinate	Fixed	6.14	38-176	August 2020	February 2036	AA+/Aa2/AA+
M-3	$17,063,000	Subordinate	Fixed	6.12	38-168	December 2019	February 2036	AA/Aa3/AA
M-4	$13,563,000	Subordinate	Fixed	6.09	37-162	June 2019	February 2036	AA/A1/AA-
M-5	$13,563,000	Subordinate	Fixed	6.07	37-156	December 2018	February 2036	AA-/A2/A+
M-6	$11,813,000	Subordinate	Fixed	6.03	37-150	June 2018	February 2036	A+/A3/A
M-7	$10,938,000	Subordinate	Fixed	5.99	37-143	November 2017	February 2036	A/Baa1/BBB+
M-8	$ 8,313,000	Subordinate	Fixed	5.93	37-135	March 2017	February 2036	A-/Baa2/BBB
M-9	$ 8,750,000	Subordinate	Fixed	5.86	37-127	July 2016	February 2036	BBB/Baa3/BBB
M-10	$ 8,750,000	Subordinate	Fixed	5.74	37-118	October 2015	February 2036	BBB-/Ba1/BBB-

Fixed Rate Mortgage Loans	23% HEP
Adjustable Rate Mortgage Loans	28% CPR

(1)	Note sizes are subject to a variance of +/- 5%.
(2)	Note sizes are subject to final rating agency approval.
(3)	Calculated based on the Pricing Speed
(4)	The stated final maturity date was determined by adding one month to the latest maturity date of the Mortgage Loans expected to be acquired by the Trust.

Transaction Summary
Transaction:	Home Equity Loan Asset-Backed Notes, Series 2005-4.

Notes Offered:

The “Class A or Senior Notes” will consist of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Notes. The “Subordinate Notes” will consist of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Notes. The Senior Notes and the Subordinate Notes are collectively referred to herein as the “Offered Notes.”

Floating Rate Notes:	The “Floating Rate Notes” will consist of the Class A-1 Notes.

Fixed Rate Notes:	The “Fixed Rate Notes” will consist of the Offered Notes (other than the Class A-1 Notes).

Issuer:	Renaissance Home Equity Loan Trust 2005-4.

Originator:	Delta Funding Corporation.

Seller:	Renaissance REIT Investment Corp.

Servicer:	Ocwen Loan Servicing, LLC.

Master Servicer, Securities Administrator and Custodian:	Wells Fargo Bank, N.A.

Indenture Trustee:	HSBC Bank USA, National Association.

Servicing Fee:

With respect to each Payment Date, the Servicer will be entitled to a fee equal to 1/12 of 0.50% of the aggregate principal balance of the Mortgage Loans (the “Servicing Fee”), plus any reimbursable amounts.

Master Servicing Fee:

With respect to each Payment Date, the Master Servicer will be entitled to a fee equal to 1/12 of [0.01]% of the aggregate principal balance of the Mortgage Loans (the “Master Servicing Fee”). The fees of the Indenture Trustee and the Securities Administrator will be paid by the Master Servicer from the Master Servicing Fee.

Co-Lead Underwriters:	Greenwich Capital Markets, Inc and Friedman, Billings, Ramsey & Co., Inc.

Co-Manager:	Banc of America Securities LLC and Citigroup Global Markets Inc.

Pricing Date:	Week of November 28, 2005.

Settlement Date:	December 30, 2005

Record Date:

For the Floating Rate Notes, the Business Day immediately preceding the Payment Date. For the Fixed Rate Notes, the last business day of the month preceding the month in which such Payment Date occurs.

Payment Date:	For the Offered Notes, the 25th of each month, or the next succeeding Business Day (First Payment Date: January 25, 2006).

Transaction Summary
Cut-Off Date:	For each Mortgage Loan in the mortgage pool on the Closing Date, the later of (i) the origination date of the Mortgage Loan or (ii) December 1, 2005.

Interest Accrual Period:

The interest accrual period with respect to the Floating Rate Notes for a given Payment Date will be the period beginning on the previous Payment Date (or, in the case of the first Payment Date, the Closing Date) and ending on the day prior to such Payment Date (on an actual/360 basis).

The interest accrual period for the Fixed Rate Notes with respect to any Payment Date will be the calendar month preceding such Payment Date (based on a 360-day year consisting of twelve 30-day months).

Accrued Interest:

The Floating Rate Notes will settle with no accrued interest. The Fixed Rate Notes will settle with accrued interest. The price to be paid by investors for the Notes will include accrued interest from December 1, 2005, up to, but not including, the Settlement Date.

Delay Days:	0 days on the Floating Rate Notes. 24 days on the Fixed Rate Notes.

Rating Agencies:	Standard and Poor’s Rating Services (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) and Fitch Ratings Services (“Fitch”).

Expected Ratings:	It is anticipated that the Offered Notes will be rated as follows:

Class	S&P	Moody’s	Fitch
A-1	AAA	Aaa	AAA
A-2	AAA	Aaa	AAA
A-3	AAA	Aaa	AAA
A-4	AAA	Aaa	AAA
A-5	AAA	Aaa	AAA
A-6	AAA	Aaa	AAA
M-1	AA+	Aa1	AA+
M-2	AA+	Aa2	AA+
M-3	AA	Aa3	AA
M-4	AA	A1	AA-
M-5	AA-	A2	A+
M-6	A+	A3	A
M-7	A	Baa1	BBB+
M-8	A-	Baa2	BBB
M-9	BBB	Baa3	BBB
M-10	BBB-	Ba1	BBB-

Transaction Summary
Initial and Additional Mortgage Loans:

As of December 1, 2005, the aggregate scheduled principal balance of the mortgage loans described herein will be approximately $717,992,636, consisting of approximately (i) $602,302,638 of fixed-rate Mortgage Loans (the “Initial Fixed-Rate Mortgage Loans”) and (ii) approximately $115,689,998 of adjustable-rate Mortgage Loans (the “Initial Adjustable-Rate Mortgage Loans,” and together with the Initial Fixed-Rate Mortgage Loans, the “Initial Mortgage Loans”). See attached collateral descriptions for more information.

On or prior to the Closing Date, approximately $157,007,364 of additional mortgage loans having similar characteristics to the Initial Mortgage Loans will be added to the trust, consisting of (i) approximately $131,886,186 of additional fixed-rate Mortgage Loans (the “Additional Fixed-Rate Mortgage Loans”) and (ii) approximately $25,121,178 of additional adjustable-rate Mortgage Loans (the “Additional Adjustable-Rate Mortgage Loans,” and together with the Additional Fixed-Rate Mortgage Loans, the “Additional Mortgage Loans”). On the Closing Date, the Initial Mortgage Loans and the Additional Mortgage Loans will be the “Closing Date Mortgage Loans.”

Clearing:	DTC, Euroclear or Clearstream.

SMMEA Eligibility:	The Offered Notes will NOT constitute “mortgage related securities” for purposes of SMMEA.

ERISA Eligibility:	The Offered Notes are expected to be ERISA eligible.

Minimum Denominations:	$25,000 and integral multiples of $1 in excess thereof with a minimum of $100,000 investment for European investors.

Tax Status:	It is anticipated that for federal income tax purposes the Notes will be characterized as debt instruments.

Transaction Summary
Adjusted Net Mortgage Rate:	The “Adjusted Net Mortgage Rate” for each Mortgage Loan is equal to the loan rate less the sum of (i) the Servicing Fee and (ii) the Master Servicing Fee.

Note Rate:

The monthly Note Rate for the Floating Rate Notes on each Payment Date is the least of (i) the applicable formula rate, (ii) 10.00% and (iii) the related Available Funds Rate.

The monthly Note Rate for the Fixed Rate Notes on each Payment Date is the lesser of (i) the applicable formula rate and (ii) the related Available Funds Rate.

The formula rate for the Floating Rate Notes will be 1-Month LIBOR plus a margin which will be set at pricing.

The monthly Note Rate for the Fixed Rate Notes will be the fixed rate determined at the time of pricing.

After the Optional Redemption Date, if the Seller fails to exercise its right to redeem the Notes, the coupons on any then outstanding Notes will increase according to the following:

Class	After Optional Redemption Date
Class A-1	LIBOR + 2 * Initial Margin
Class A-2	Initial Coupon + 0.50%
Class A-3	Initial Coupon + 0.50%
Class A-4	Initial Coupon + 0.50%
Class A-5	Initial Coupon + 0.50%
Class A-6	Initial Coupon + 0.50%
Class M-1	Initial Coupon + 0.50%
Class M-2	Initial Coupon + 0.50%
Class M-3	Initial Coupon + 0.50%
Class M-4	Initial Coupon + 0.50%
Class M-5	Initial Coupon + 0.50%
Class M-6	Initial Coupon + 0.50%
Class M-7	Initial Coupon + 0.50%
Class M-8	Initial Coupon + 0.50%
Class M-9	Initial Coupon + 0.50%
Class M-10	Initial Coupon + 0.50%

Available Funds Rate:

With respect to any Payment Date and the Offered Notes, a rate per annum equal to the product of (i) the weighted average of the Adjusted Net Mortgage Rates on the Mortgage Loans as of the beginning of the related Due Period (ii) a fraction, the numerator of which is 30 and denominator of which is the actual number of days in the related Interest Accrual Period.

Transaction Summary
Basis Risk Shortfall Amount:

The “Basis Risk Shortfall Amount” for any Payment Date and Class of Notes is equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such Class without regard to the related Available Funds Rate over (b) the amount of interest accrued on such Class based on the related Available Funds Rate and (ii) the unpaid portion of any related Basis Risk Shortfall Amount from the prior Payment Date together with accrued interest at the related Note Rate. Any Basis Risk Shortfall Amount will be paid on such Payment Date or future Payment Dates to the extent of funds available.

Cap Contract:

On the Closing Date, the Indenture Trustee will enter into and interest rate cap agreement with a cap counterparty for the benefit of the Class A-1 Notes (Please refer to page 23 for the Cap Notional Schedule).

Credit Enhancement:

Credit Enhancement for the Notes will be provided by:

•     Excess Interest

•     Overcollateralization

•     Subordination

Class A Notes are senior to the Subordinate Notes; Subordinate Notes with a higher numerical designation are subordinate to those Subordinate Notes with a lower numerical designation

Credit Enhancement Percentages:	Class	Initial Credit Enhancement	Target Credit Enhancement
	Class A	19.65%	39.30%
	Class M-1	16.35%	32.70%
	Class M-2	13.40%	26.80%
	Class M-3	11.45%	22.90%
	Class M-4	9.90%	19.80%
	Class M-5	8.35%	16.70%
	Class M-6	7.00%	14.00%
	Class M-7	5.75%	11.50%
	Class M-8	4.80%	9.60%
	Class M-9	3.80%	7.60%
	Class M-10	2.80%	5.60%

Transaction Summary
Senior Enhancement Percentage:

The “Senior Enhancement Percentage” for a Payment Date is equal to (i) the sum of (a) the aggregate note balance of the Subordinate Notes and (b) the Overcollateralization Amount divided by (ii) the aggregate principal balance of the Mortgage Loans.

Excess Interest:

For each Payment Date, to the extent of funds available, the interest received or advanced on the Mortgage Loans minus the sum of (i) the Servicer Fee and the Master Servicing Fee paid in respect of the Mortgage Loans, (ii) and the current and unpaid interest and principal on the Class A Notes and current interest and principal on the Subordinate Notes.

Overcollateralization Amount:

On any Payment Date, the “Overcollateralization Amount” will be the amount by which the sum of the aggregate principal balance of the Mortgage Loans exceeds the aggregate note balance of the Offered Notes after giving effect to the payment of principal on that Payment Date. On any Payment Date on which the Overcollateralization Amount does not equal the Required Overcollateralization Amount, Excess Interest, to the extent available, will be paid as principal to the Noteholders then entitled to payments of principal to increase the Overcollateralization Amount to the Required Overcollateralization Amount.

OC Floor:	Means an amount equal to 0.50% of the aggregate principal balance of the Closing Date Mortgage Loans as of the related Cut-off Date.

Required Overcollateralization Amount:

On any Payment Date on which a Cumulative Loss Event or a Delinquency Event has not occurred, the Required Overcollateralization Amount is equal to:

(i)         prior to the Stepdown Date, 2.80% of the aggregate principal balance of the Closing Date Mortgage Loans as of the Cut-off Date

(ii)        on or after the Stepdown Date, the greater of:

(a)   the lesser of:

i.  2.80% of the aggregate principal balance of the Closing Date Mortgage Loans as of the Cut-off Date; and

ii. 5.60% of the aggregate principal balance of the Mortgage Loans as of the end of the related Due Period; or

(b)   the OC Floor.

On any Payment Date during the continuance of (a) a Delinquency Event (whether or not a Cumulative Loss Event is continuing), the Required Overcollateralization Amount will equal the Required Overcollateralization Amount in effect as of the immediately preceding Payment Date or (b) a Cumulative Loss Event (and a Delinquency Event is not then continuing), the Required Overcollateralization Amount will equal the lesser of (i) the Required Overcollateralization Amount as of the preceding Payment Date and (ii) 11.20% of the aggregate pool balance of the Mortgage Loans as of the end of the related Due Period. Under no circumstance shall the Required Overcollateralization Amount be less than the OC Floor.

Transaction Summary
Subordination Required Overcollateralization Amount:

On any Payment Date on or after the Stepdown Date on which a Delinquency Event is not in effect, the Subordination Required Overcollateralization Amount is equal to the Required Overcollateralization Amount determined without regard to the OC Floor minimum, otherwise, the Subordination Required Overcollateralization Amount is equal to the Required Overcollateralization Amount.

Delinquency Event:

A “Delinquency Event” shall have occurred and be continuing, if, at any time, (i) the three-month rolling average of the percentage equivalent of a fraction, the numerator of which is the aggregate principal balance of the Mortgage Loans that are (a) 60+ days delinquent, (b) 60+ days delinquent and in bankruptcy or foreclosure, or (c) REO properties, as of the last day of the related prepayment period and the denominator of which is the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period exceeds (ii) [41.00]% of the Senior Enhancement Percentage.

Cumulative Loss Event:

A Cumulative Loss Event will be in effect if cumulative net losses as a percentage of the aggregate principal balance of the Closing Date Mortgage Loans as of the Cut-off Date exceed the applicable percentages below during the related period of time:

Payment Dates 25-36:  [1.10]% for the first month plus an additional 1/12th of   [1.40]% for each month thereafter.

Payment Dates 37-48:  [2.50]% for the first month plus an additional 1/12th of   [1.70]% for each month thereafter.

Payment Dates 49-60:  [4.20]% for the first month plus an additional 1/12th of   [1.35]% for each month thereafter.

Payment Dates 61-72:  [5.55]% for the first month plus an additional 1/12th of   [0.95]% for each month thereafter.

Payment Dates and
thereafter:                    [6.50]%.

Trigger Event:	The continuance of either a Delinquency Event or a Cumulative Loss Event.

Stepdown Date:

The earlier to occur of

(i)         the first Payment Date after the Payment Date on which the aggregate note balance of the Class A Notes has been reduced to zero and

(ii)         the later to occur of

       (x)         the Payment Date occurring in January 2009 and

      (y)         the first Payment Date on which the Senior Enhancement        Percentage is greater than or equal to 39.30%.

Transaction Summary
Subordination Increase Amount:	As to any Payment Date, the lesser of the Subordination Deficiency and Excess Interest.

Subordination Deficiency:

As to any Payment Date, the excess, if any, of the Required Overcollateralization Amount over the Overcollateralization Amount after giving effect to the payment of principal from the Mortgage Loans (but prior to the payment of any Subordination Increase Amount).

Excess Overcollateralization Amount:

As to any Payment Date, the lesser of (i) the principal payments received on the Mortgage Loans and (ii) the excess, if any, of the Overcollateralization Amount over the Required Overcollateralization Amount (assuming 100% of the principal payments received on the Mortgage Loans are paid to the Offered Notes).

Delinquency Advances:

For any month, if the Servicer receives a payment on a Mortgage Loan that is less than the full scheduled payment, or if no payment is received at all, the Servicer will advance its own funds to cover that shortfall. However, the Servicer will make an advance only if it determines that the advance will be recoverable from future payments or collections on that Mortgage Loan. The Servicer is entitled to be reimbursed for these advances, therefore, these advances are not a form of credit enhancement.

Servicing Advances:

The Servicer will pay all out-of-pocket costs related to its obligations, including, but not limited to: (a) expenses in connection with a foreclosed Mortgage Loan prior to the liquidation of that Mortgage Loan, (b) the costs of any judicial proceedings, including foreclosures and (c) the cost of managing and liquidating property acquired in relation to the Mortgage Loans, as long as it deems such costs to be recoverable. The Servicer is entitled to be reimbursed for these advances, therefore, these advances are not a form of credit enhancement.

Due Period:

With respect to each Payment Date, the period from and including the second day of the month preceding the month of the applicable Payment Date to and including the first day of the month of that Payment Date.

Prepayment Period:

As to any Payment Date and any principal prepayment in full received on a mortgage loan, the period from the 16th day of the calendar month preceding the month in which that Payment Date occurs (or in the case of the first Payment Date, from the Cut-off Date) through the 15th day of the month in which that Payment Date occurs. As to any Payment Date and any principal prepayment in part received on a mortgage loan, the calendar month preceding that Payment Date.

Compensating Interest:

With respect to any Payment Date, the Servicer is obligated to offset any Prepayment Interest Shortfalls with Compensating Interest to the extent of its aggregate Servicing Fee. The Master Servicer is obligated to reduce a portion of its Master Servicing Fee for the related Payment Date to the extent necessary to fund any Prepayment Interest Shortfalls required to be paid but not paid by the Servicer.

Prepayment Interest Shortfalls:	With respect to any Payment Date, the aggregate shortfall, if any, in collections of interest resulting from mortgagor prepayments during the related Prepayment Period.

Allocation of Losses:

Losses not covered by other available credit enhancement will be allocated to the Subordinate Notes in the reverse order of payment priority, first, to the Class M-10 Notes, second, to the Class M-9 Notes, third, to the Class M-8 Notes, fourth, to the Class M-7 Notes, fifth, to the Class M-6 Notes, sixth, to the Class M-5 Notes, seventh, to the Class M-4 Notes, eighth, to the Class M-3 Notes, ninth, to the Class M-2 Notes and tenth, to the Class M-1 Notes.

Transaction Summary
Priority of Payments:

On each Payment Date, amounts in the payment account will be paid as follows:

1.   To pay interest on the Class A Notes on a pro rata basis based on the entitlement of such class, including any accrued Interest Carryover Shortfall Amounts from a prior Payment Date, and then, excluding any accrued Interest Carryover Shortfall Amounts from prior Payment Dates, to pay interest to the Subordinate Notes, sequentially.

2.   To the Class A Notes, as described below, an amount up to the Senior Principal Distribution Amount for the Payment Date, excluding any Subordination Increase Amount included in that amount.

3.   To the Subordinate Notes, to pay the respective Class M Principal Payment Amount, excluding any Subordination Increase Amount, sequentially, until each such class is reduced to zero.

4.   From Excess Interest, if any, to the Offered Notes, the Subordination Increase Amount for the applicable Payment Date, allocated in the order of priority set forth in clauses 2 and 3 above.

5.   From Excess Interest, if any, to pay the Interest Carryover Shortfall Amounts and Principal Carryover Shortfall Amounts, in that order, on the Subordinate Notes, sequentially.

6.   From Excess Interest, if any, to pay the Basis Risk Shortfall Amounts, first, to the Class A Notes, after taking into account any payments made under the Interest Rate Cap Agreement to the Class A-1 Notes, on a pro rata basis, then sequentially, to the Subordinate Notes.

7.   To pay any remaining amount to the Class N Notes and the Owner Trust Certificates in accordance with the Indenture.

Transaction Summary
Interest Carryover Shortfall:

As to any Class of Notes the sum of (i) the excess, if any, of the interest accrued at the related Note Rate and any outstanding Interest Carryover Shortfall with respect to that Class on the preceding Payment Date, over the amount in respect of interest that is actually paid to holders of such Class on the preceding Payment Date plus (ii) interest on such excess at the applicable Note Rate.

Principal Carryover Shortfall:

As to any class of Subordinate Notes and any Payment Date, the excess, if any, of (i) the sum of (x) the amount of reduction in the Class Note Balance of that class and (y) the amount of any reductions on prior Payment Dates over (ii) the amount paid on prior Payment Dates in respect of the reductions contemplated by clause (i) allocated to that Class of Notes on prior Payment Dates.

Basic Principal Amount:

As to any Payment Date, an amount equal to the sum of the following amounts, without duplication, with respect to the mortgage loans: (1) each payment of principal on a mortgage loan due during the related Due Period and received by the Servicer; (2) the net liquidation proceeds allocable to principal, any recoveries and all full and partial principal prepayments received by the Servicer during the related Prepayment Period; (3) the portion of the purchase price allocable to principal of all repurchased defective mortgage loans with respect to that Payment Date; (4) any substitution adjustment amounts received on or prior to the previous determination date and not yet paid; and (5) any monthly advances with respect to scheduled payments of principal due during the related Due Period.

Principal Payment Amount:

Means, with respect to any Payment Date, the lesser of (1) the aggregate class note balances of the Offered Notes immediately preceding that Payment Date and (2) the sum of (x) the Basic Principal Amount for that Payment Date minus the Excess Overcollateralization Amount, if any, for that Payment Date and (y) the Subordination Increase Amount, if any, for that Payment Date.

Senior Principal Payment Amount:

Means, with respect to (a) any Payment Date prior to the Stepdown Date or during the continuation of a Delinquency Event, the lesser of (1) 100% of the Principal Payment Amount and (2) the aggregate class note balances of the Senior Notes immediately prior to that Payment Date, and (b) any other Payment Date, the lesser of (1) the Principal Payment Amount and (2) the excess, if any, of (x) the aggregate class note balances of the Senior Notes immediately prior to that Payment Date over (y) the lesser of (A) 66.30% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus the Subordination Required Overcollateralization Amount for that Payment Date and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus the OC Floor.

With respect to the Senior Notes, all principal payments will be paid sequentially as follows:

1.  To the Class A-6 Notes, an amount equal to Class A-6 Lockout Payment Amount.

2.  To the Class A-1 Notes, until the Note Balance has been reduced to zero

3.  To the Class A-2 Notes, until the Note Balance has been reduced to zero.

4.  To the Class A-3 Notes, until the Note Balance has been reduced to zero.

5.  To the Class A-4 Notes, until the Note Balance has been reduced to zero.

6.  To the Class A-5 Notes, until the Note Balance has been reduced to zero.

7.  To the Class A-6 Notes, until the Note Balance has been reduced to zero.

Notwithstanding the foregoing, on any Payment Date on or after which the aggregate Note Balance of the Subordinate Notes has been reduced to zero, principal will be allocated to the Senior Notes on a pro-rata basis.

Transaction Summary
Class A-6 Calculation Percentage:

For any Payment Date will be the fraction, expressed as a percentage, the numerator of which is the class note balance of the Class A-6 Notes and the denominator of which is the total of the class note balances of all of the Senior Notes, in each case before giving effect to payments of principal on that Payment Date.

Class A-6 Lockout Payment Amount:

For any Payment Date will be an amount equal to the product of (1) the applicable Class A-6 Lockout Percentage for that Payment Date, (2) the Class A-6 Calculation Percentage for that Payment Date and (3) the Senior Principal Payment Amount for that Payment Date but in no event will the Class A-6 Lockout Payment Amount exceed (a) the outstanding class note balance of the Class A-6 Notes, or (b) the Senior Principal Payment Amount for that Payment Date.

Class A-6 Lockout Percentage:	For each Payment Date will be as follows:

Payment Date	Lockout Percentage
1 to 36	0%
37 to 60	45%
61 to 72	80%
73 to 84	100%
85 and thereafter	300%

Transaction Summary
Class M-1 Principal Payment Amount:

As to any Payment Date on or after the Stepdown Date, (x) 100% of the Principal Payment Amount if the Class A Notes have been reduced to zero and a Delinquency Event is in effect, or (y) if any Class A Notes are outstanding and a Delinquency Event is not in effect, the excess of:

(a)    the sum of:

(i)    the aggregate note balance of the Class A Notes, after taking into account payment of the Senior Principal Payment Amount for the applicable Payment Date, and

(ii)   the note balance of the Class M-1 Notes immediately prior to the applicable Payment Date; over

(b)    the lesser of:

(i)    72.90% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period less the Subordination Required Overcollateralization Amount for that Payment Date, and

(ii)   the aggregate principal balance of the Mortgage Loans as of the last day of the elated Due Period minus the OC Floor.

Class M-2 Principal Payment Amount:

As to any Payment Date on or after the Stepdown Date, (x) 100% of the Principal Payment Amount if the Class A and Class M-1 Notes have been reduced to zero and a Delinquency Event is in effect, or (y) if any Class A or Class M-1 Notes are outstanding and a Delinquency Event is not in effect, the excess of:

(a)   the sum of:

(i)    the aggregate note balance of the Class A Notes, after taking into account payment of the Senior Principal Payment Amount for the applicable Payment Date,

(ii)   the note balance of the Class M-1 Notes, after taking into account payment of the Class M-1 Principal Payment Amount for the applicable Payment Date, and

(iii)  the note balance of the Class M-2 Notes immediately prior to the applicable Payment Date; over

(b)   the lesser of:

(i)    78.80% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period less the Subordination Required Overcollateralization Amount for that Payment Date, and

(ii)   the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus the OC Floor.

Class M-3 Principal Payment Amount:

As to any Payment Date on or after the Stepdown Date, (x) 100% of the Principal Payment Amount if the Class A, Class M-1 and Class M-2 Notes have been reduced to zero and a Delinquency Event is in effect, or (y) if any Class A, Class M-1 or Class M-2 Notes are outstanding and a Delinquency Event is not in effect, the excess of:

(a)   the sum of:

(i)    the aggregate note balance of the Class A Notes, after taking into account payment of the Senior Principal Payment Amount for the applicable Payment Date,

(ii)   the note balance of the Class M-1 Notes, after taking into account payment of the Class M-1 Principal Payment Amount for the applicable Payment Date,

(iii)  the note balance of the Class M-2 Notes, after taking into account payment of the Class M-2 Principal Payment Amount for the applicable Payment Date,

(iv)  the note balance of the Class M-3 Notes immediately prior to the applicable Payment Date; over

(b)   the lesser of:

(i)    82.70% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period less the Subordination Required Overcollateralization Amount for that Payment Date, and

(ii)   the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus the OC Floor.

Transaction Summary
Class M-4 Principal Payment Amount:

As to any Payment Date on or after the Stepdown Date, (x) 100% of the Principal Payment Amount if the Class A, Class M-1, Class M-2 and Class M-3 Notes have been reduced to zero and a Delinquency Event is in effect, or (y) if any Class A, Class M-1, Class M-2 or Class M-3 Notes are outstanding and a Delinquency Event is not in effect, the excess of:

(a)   the sum of:

(i)    the aggregate note balance of the Class A Notes, after taking into account payment of the Senior Principal Payment Amount for the applicable Payment Date,

(ii)   the note balance of the Class M-1 Notes, after taking into account payment of the Class M-1 Principal Payment Amount for the applicable Payment Date,

(iii)  the note balance of the Class M-2 Notes, after taking into account payment of the Class M-2 Principal Payment Amount for the applicable Payment Date,

(iv)  the note balance of the Class M-3 Notes, after taking into account payment of the Class M-3 Principal Payment Amount for the applicable Payment Date,

(v)   the note balance of the Class M-4 Notes immediately prior to the applicable Payment Date; over

(b)   the lesser of:

(i)    85.80% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period less the Subordination Required Overcollateralization Amount for that Payment Date, and

(ii)  the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus the OC Floor.

Class M-5 Principal Payment Amount:

As to any Payment Date on or after the Stepdown Date, (x) 100% of the Principal Payment Amount if the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Notes have been reduced to zero and a Delinquency Event is in effect, or (y) if any Class A, Class M-1, Class M-2, Class M-3 or Class M-4 Notes are outstanding and a Delinquency Event is not in effect, the excess of:

(a)   the sum of:

(i)    the aggregate note balance of the Class A Notes, after taking into account payment of the Senior Principal Payment Amount for the applicable Payment Date,

(ii)   the note balance of the Class M-1 Notes, after taking into account payment of the Class M-1 Principal Payment Amount for the applicable Payment Date,

(iii)  the note balance of the Class M-2 Notes, after taking into account payment of the Class M-2 Principal Payment Amount for the applicable Payment Date,

(iv)  the note balance of the Class M-3 Notes, after taking into account payment of the Class M-3 Principal Payment Amount for the applicable Payment Date,

(v)   the note balance of the Class M-4 Notes, after taking into account payment of the Class M-4 Principal Payment Amount for the applicable Payment Date,

(vi)  the note balance of the Class M-5 Notes immediately prior to the applicable Payment Date; over

(b)   the lesser of:

(i)    88.90% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period less the Subordination Required Overcollateralization Amount for that Payment Date, and

(ii)   the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus the OC Floor.

Transaction Summary
Class M-6 Principal Payment Amount:

As to any Payment Date on or after the Stepdown Date, (x) 100% of the Principal Payment Amount if the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Notes have been reduced to zero and a Delinquency Event is in effect, or (y) if a Delinquency Event is not in effect, the excess of:

(a)    the sum of:

(i)    the aggregate note balance of the Class A Notes, after taking into account payment of the Senior Principal Payment Amount for the applicable Payment Date,

(ii)   the note balance of the Class M-1 Notes, after taking into account payment of the Class M-1 Principal Payment Amount for the applicable Payment Date,

(iii)  the note balance of the Class M-2 Notes, after taking into account payment of the Class M-2 Principal Payment Amount for the applicable Payment Date,

(iv)  the note balance of the Class M-3 Notes, after taking into account payment of the Class M-3 Principal Payment Amount for the applicable Payment Date,

(v)   the note balance of the Class M-4 Notes, after taking into account payment of the Class M-4 Principal Payment Amount for the applicable Payment Date,

(vi)  the note balance of the Class M-5 Notes after taking into account payment of the Class M-5 Principal Payment Amount for the applicable Payment Date;

(vii)  the note balance of the Class M-6 Notes immediately prior to the applicable Payment Date; over

(b)    the lesser of:

(i)   91.60% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period less the Subordination Required Overcollateralization Amount for that Payment Date, and

(ii)   the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus the OC Floor.

Class M-7 Principal Payment Amount:

As to any Payment Date on or after the Stepdown Date, (x) 100% of the Principal Payment Amount if the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Notes have been reduced to zero and a Delinquency Event is in effect, or (y) if any Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 or Class M-6 Notes are outstanding and a Delinquency Event is not in effect, the excess of:

(a)    the sum of:

(i)    the aggregate note balance of the Class A Notes, after taking into account payment of the Senior Principal Payment Amount for the applicable Payment Date,

(ii)   the note balance of the Class M-1 Notes, after taking into account payment of the Class M-1 Principal Payment Amount for the applicable Payment Date,

(iii)  the note balance of the Class M-2 Notes, after taking into account payment of the Class M-2 Principal Payment Amount for the applicable Payment Date,

(iv)  the note balance of the Class M-3 Notes, after taking into account payment of the Class M-3 Principal Payment Amount for the applicable Payment Date,

(v)   the note balance of the Class M-4 Notes, after taking into account payment of the Class M-4 Principal Payment Amount for the applicable Payment Date,

(vi)  the note balance of the Class M-5 Notes after taking into account payment of the Class M-5 Principal Payment Amount for the applicable Payment Date;

(vii) the note balance of the Class M-6 Notes after taking into account payment of the Class M-6 Principal Payment Amount for the applicable Payment Date;

(viii) the note balance of the Class M-7 Notes immediately prior to the applicable Payment Date; over

(b)    the lesser of:

(i)    94.10% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period less the Subordination Required Overcollateralization Amount for that Payment Date, and

(ii)   the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus the OC Floor.

Transaction Summary
Class M-8 Principal Payment Amount:

As to any Payment Date on or after the Stepdown Date, (x) 100% of the Principal Payment Amount if the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Notes have been reduced to zero and a Delinquency Event is in effect, or (y) if any Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 or Class M-7 Notes are outstanding and a Delinquency Event is not in effect, the excess of:

(a)    the sum of:

(i)    the aggregate note balance of the Class A Notes, after taking into account Payments of the Senior Principal Payment Amount for the applicable payment Date,

(ii)   the note balance of the Class M-1 Notes, after taking into account payment of the Class M-1 Principal Payment Amount for the applicable Payment Date,

(iii)  the note balance of the Class M-2 Notes, after taking into account payment of the Class M-2 Principal Payment Amount for the applicable Payment Date,

(iv)  the note balance of the Class M-3 Notes, after taking into account payment of the Class M-3 Principal Payment Amount for the applicable Payment Date,

(v)   the note balance of the Class M-4 Notes, after taking into account payment of the Class M-4 Principal Payment Amount for the applicable Payment Date,

(vi)  the note balance of the Class M-5 Notes after taking into account payment of the Class M-5 Principal Payment Amount for the applicable Payment Date;

(vii) the note balance of the Class M-6 Notes after taking into account payment of the Class M-6 Principal Payment Amount for the applicable Payment Date;

(viii) the note balance of the Class M-7 Notes after taking into account payment of the Class M-7 Principal Payment Amount for the applicable Payment Date;

(ix)  the note balance of the Class M-8 Notes immediately prior to the applicable Payment Date; over

(b)    the lesser of:

(i)    96.00% of the balance of the Mortgage Loans as of the last day of the related due period less the Subordination Required Overcollateralization Amount for that Payment Date, and

(ii)   the principal balance of the Mortgage Loans as of the last day of the related Due Period minus the OC Floor.

Class M-9 Principal Payment Amount:

As to any Payment Date on or after the Stepdown Date, (x) 100% of the Principal Payment Amount if the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Notes have been reduced to zero and a Delinquency Event is in effect, or (y) if any Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 or Class M-8 Notes are outstanding and a Delinquency Event is not in effect, the excess of:

(a)    the sum of:

(i)    the aggregate note balance of the Class A Notes, after taking into account Payments of the Senior Principal Payment Amount for the applicable payment Date,

(ii)   the note balance of the Class M-1 Notes, after taking into account payment of the Class M-1 Principal Payment Amount for the applicable Payment Date,

(iii)  the note balance of the Class M-2 Notes, after taking into account payment of the Class M-2 Principal Payment Amount for the applicable Payment Date,

(iv)  the note balance of the Class M-3 Notes, after taking into account payment of the Class M-3 Principal Payment Amount for the applicable Payment Date,

(v)   the note balance of the Class M-4 Notes, after taking into account payment of the Class M-4 Principal Payment Amount for the applicable Payment Date,

(vi)  the note balance of the Class M-5 Notes after taking into account payment of the Class M-5 Principal Payment Amount for the applicable Payment Date;

(vii) the note balance of the Class M-6 Notes after taking into account payment of the Class M-6 Principal Payment Amount for the applicable Payment Date;

(viii) the note balance of the Class M-7 Notes after taking into account payment of the Class M-7 Principal Payment Amount for the applicable Payment Date;

(ix)  the note balance of the Class M-8 Notes after taking into account payment of the Class M-8 Principal Payment Amount for the applicable Payment Date;

(x)   the note balance of the Class M-9 Notes immediately prior to the applicable Payment Date; over

(b)    the lesser of:

(i)    98.00% of the balance of the Mortgage Loans as of the last day of the related due period less the Subordination Required Overcollateralization Amount for that Payment Date, and

(ii)   the principal balance of the Mortgage Loans as of the last day of the related Due Period minus the OC Floor.

Transaction Summary
Class M-10 Principal Payment Amount:

As to any Payment Date on or after the Stepdown Date, (x) 100% of the Principal Payment Amount if the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Notes have been reduced to zero and a Delinquency Event is in effect, or (y) if any Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 or Class M-9 Notes are outstanding and a Delinquency Event is not in effect, the excess of:

(a)    the sum of:

(i)    the aggregate note balance of the Class A Notes, after taking into account Payments of the Senior Principal Payment Amount for the applicable payment Date,

(ii)   the note balance of the Class M-1 Notes, after taking into account payment of the Class M-1 Principal Payment Amount for the applicable Payment Date,

(iii)  the note balance of the Class M-2 Notes, after taking into account payment of the Class M-2 Principal Payment Amount for the applicable Payment Date,

(iv)  the note balance of the Class M-3 Notes, after taking into account payment of the Class M-3 Principal Payment Amount for the applicable Payment Date,

(v)   the note balance of the Class M-4 Notes, after taking into account payment of the Class M-4 Principal Payment Amount for the applicable Payment Date,

(vi)  the note balance of the Class M-5 Notes after taking into account payment of the Class M-5 Principal Payment Amount for the applicable Payment Date;

(vii) the note balance of the Class M-6 Notes after taking into account payment of the Class M-6 Principal Payment Amount for the applicable Payment Date;

(viii) the note balance of the Class M-7 Notes after taking into account payment of the Class M-7 Principal Payment Amount for the applicable Payment Date;

(ix)  the note balance of the Class M-8 Notes after taking into account payment of the Class M-8 Principal Payment Amount for the applicable Payment Date;

(x)   the note balance of the Class M-9 Notes after taking into account payment of the Class M-9 Principal Payment Amount for the applicable Payment Date;

(xi)  the note balance of the Class M-10 Notes immediately prior to the applicable Payment Date; over

(b)    the lesser of:

(i)    100.00% of the balance of the Mortgage Loans as of the last day of the related due period less the Subordination Required Overcollateralization Amount for that Payment Date, and

(ii)   the principal balance of the Mortgage Loans as of the last day of the related Due Period minus the OC Floor.

DESCRIPTION OF THE COLLATERAL

TOTAL MORTGAGE LOANS

		Minimum	Maximum
Scheduled Principal Balance	$717,992,636	$24,828	$798,892
Average Scheduled Principal Balance	$161,965
Number of Mortgage Loans	4,433

Weighted Average Gross Coupon	7.91%	5.14%	12.74%
Weighted Average FICO Score	625	439	875
Weighted Average Combined Original LTV	75.96%	8.34%	100.00%

Weighted Average Original Term	338 months	60 months	360 months
Weighted Average Stated Remaining Term	337 months	57 months	360 months
Weighted Average Seasoning	1 months	0 months	5 months

Weighted Average Gross Margin	5.15%	1.94%	8.29%
Weighted Average Minimum Interest Rate	8.05%	5.14%	11.59%
Weighted Average Maximum Interest Rate	15.05%	12.14%	18.59%
Weighted Average Initial Rate Cap	3.00%	3.00%	3.00%
Weighted Average Subsequent Rate Cap	1.00%	1.00%	1.00%
Weighted Average Months to Roll	30 months	21 months	36 months

Maturity Date		Sep 1 2010	Jan 1 2036
Maximum Zip Code Concentration	1.04%	11236

ARM	16.11%	Full	71.09%
Fixed Rate	83.89%	Limited	9.05%
		No Income Verification	15.60%
2/28 Arms	6.95%	Stated Income	4.26%
2/28 IO	0.36%
3/27 Arms	8.49%	Cash Out Refinance	56.69%
3/27 IO	0.32%	Debt Consolidation	27.79%
Fixed Rate	51.46%	Purchase	9.50%
Fixed Rate IO	0.58%	Rate/Term Refinance	6.02%
Fixed Stepped	31.85%
		Condominium	2.79%
Interest Only	1.25%	Five-Eight Family	1.22%
Not Interest Only	98.75%	Manufacture Housing	3.38%
		Multi-Use	1.85%
Prepay Penalty: 0 months	25.15%	Single Family	75.68%
Prepay Penalty: 12 months	29.43%	Two-Four Family	15.08%
Prepay Penalty: 24 months	5.42%
Prepay Penalty: 30 months	0.62%	Non-owner	6.12%
Prepay Penalty: 36 months	39.37%	Primary	93.88%

First Lien	97.96%	Top 5 States:
Second Lien	2.04%	New York	30.24%
		Florida	12.38%
		New Jersey	6.61%
		Pennsylvania	5.75%
		Maryland	4.79%

Original Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	310	13,414,624.98	1.87%	9.271	288	64.60	608
50,000.01 - 100,000.00	1,251	95,448,728.87	13.29%	8.762	304	72.41	619
100,000.01 - 150,000.00	1,071	133,711,421.98	18.62%	8.282	323	73.67	619
150,000.01 - 200,000.00	633	109,470,705.78	15.25%	8.061	338	74.14	617
200,000.01 - 250,000.00	373	83,921,859.45	11.69%	7.726	346	74.43	625
250,000.01 - 300,000.00	261	71,894,517.72	10.01%	7.601	349	75.35	622
300,000.01 - 350,000.00	197	63,868,592.74	8.90%	7.470	357	78.01	624
350,000.01 - 400,000.00	141	52,812,464.60	7.36%	7.245	352	80.62	634
400,000.01 - 450,000.00	91	38,693,269.19	5.39%	7.178	359	85.78	640
450,000.01 - 500,000.00	54	25,640,658.15	3.57%	7.267	353	85.10	644
500,000.01 - 550,000.00	23	12,065,449.22	1.68%	7.331	359	85.47	659
550,000.01 - 600,000.00	18	10,450,017.10	1.46%	7.054	347	81.53	641
600,000.01 - 650,000.00	6	3,741,644.69	0.52%	6.612	359	76.82	664
650,000.01 - 700,000.00	2	1,347,290.09	0.19%	6.539	359	83.51	756
700,000.01 - 750,000.00	1	712,500.00	0.10%	6.090	360	75.00	616
750,000.01 - 800,000.00	1	798,891.78	0.11%	8.790	334	64.00	631
Total	4,433	717,992,636.34	100.00%	7.906	337	75.96	625

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	310	13,414,624.98	1.87%	9.271	288	64.60	608
50,000.01 - 100,000.00	1,252	95,548,597.40	13.31%	8.763	304	72.43	619
100,000.01 - 150,000.00	1,072	133,910,423.18	18.65%	8.281	323	73.67	619
150,000.01 - 200,000.00	632	109,371,267.77	15.23%	8.063	338	74.15	617
200,000.01 - 250,000.00	373	83,967,783.67	11.69%	7.720	346	74.45	625
250,000.01 - 300,000.00	260	71,649,161.78	9.98%	7.602	349	75.30	622
300,000.01 - 350,000.00	197	63,868,592.74	8.90%	7.470	357	78.01	624
350,000.01 - 400,000.00	141	52,812,464.60	7.36%	7.245	352	80.62	634
400,000.01 - 450,000.00	91	38,693,269.19	5.39%	7.178	359	85.78	640
450,000.01 - 500,000.00	54	25,640,658.15	3.57%	7.267	353	85.10	644
500,000.01 - 550,000.00	23	12,065,449.22	1.68%	7.331	359	85.47	659
550,000.01 - 600,000.00	18	10,450,017.10	1.46%	7.054	347	81.53	641
600,000.01 - 650,000.00	6	3,741,644.69	0.52%	6.612	359	76.82	664
650,000.01 - 700,000.00	2	1,347,290.09	0.19%	6.539	359	83.51	756
700,000.01 - 750,000.00	1	712,500.00	0.10%	6.090	360	75.00	616
750,000.01 - 800,000.00	1	798,891.78	0.11%	8.790	334	64.00	631
Total	4,433	717,992,636.34	100.00%	7.906	337	75.96	625

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.000 - 5.499	2	251,415.22	0.04%	5.200	358	70.30	660
5.500 - 5.999	204	54,772,664.14	7.63%	5.951	341	71.62	672
6.000 - 6.499	238	58,396,350.56	8.13%	6.297	348	75.09	659
6.500 - 6.999	512	109,310,969.07	15.22%	6.803	337	74.61	650
7.000 - 7.499	409	73,795,166.30	10.28%	7.304	339	76.10	637
7.500 - 7.999	712	120,044,533.52	16.72%	7.792	334	77.52	630
8.000 - 8.499	460	68,468,130.12	9.54%	8.280	337	78.56	607
8.500 - 8.999	618	88,390,496.84	12.31%	8.794	335	77.30	602
9.000 - 9.499	414	51,822,314.66	7.22%	9.273	330	75.33	590
9.500 - 9.999	446	54,025,950.99	7.52%	9.785	335	77.36	591
10.000 -10.499	206	21,144,067.66	2.94%	10.256	332	74.51	577
10.500 -10.999	142	12,187,792.03	1.70%	10.768	332	73.25	565
11.000 -11.499	45	3,635,844.39	0.51%	11.258	333	67.83	548
11.500 -11.999	19	1,316,580.70	0.18%	11.732	344	70.03	573
12.000 -12.499	5	374,008.71	0.05%	12.402	337	72.92	596
12.500 -12.999	1	56,351.43	0.01%	12.740	239	100.00	653
Total	4,433	717,992,636.34	100.00%	7.906	337	75.96	625

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1- 60	4	354,501.18	0.05%	8.231	58	71.28	637
61-120	87	6,922,156.96	0.96%	8.034	106	68.37	674
121-180	474	47,969,486.49	6.68%	7.956	170	72.38	656
181-240	217	22,977,461.13	3.20%	8.398	232	74.38	650
241-300	146	18,051,994.26	2.51%	8.306	283	74.25	640
301-360	3,505	621,717,036.32	86.59%	7.870	358	76.43	620
Total	4,433	717,992,636.34	100.00%	7.906	337	75.96	625

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1- 60	4	354,501.18	0.05%	8.231	58	71.28	637
61-120	87	6,922,156.96	0.96%	8.034	106	68.37	674
121-180	474	47,969,486.49	6.68%	7.956	170	72.38	656
181-240	217	22,977,461.13	3.20%	8.398	232	74.38	650
241-300	146	18,051,994.26	2.51%	8.306	283	74.25	640
301-360	3,505	621,717,036.32	86.59%	7.870	358	76.43	620
Total	4,433	717,992,636.34	100.00%	7.906	337	75.96	625

Origination (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.000	1,411	227,991,366.27	31.75%	7.911	336	74.59	625
1.000	1,871	298,628,037.90	41.59%	7.920	337	76.38	624
2.000	1,118	186,715,105.84	26.01%	7.870	338	76.58	624
3.000	31	4,358,163.84	0.61%	8.160	297	91.61	641
4.000	1	168,352.55	0.02%	8.290	356	88.00	678
5.000	1	131,609.94	0.02%	8.690	355	79.71	731
Total	4,433	717,992,636.34	100.00%	7.906	337	75.96	625

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.500 - 1.999	1	99,765.34	0.09%	5.140	358	55.56	606
2.500 - 2.999	4	973,576.33	0.84%	5.758	359	78.14	646
3.000 - 3.499	24	4,906,417.02	4.24%	6.293	357	76.85	617
3.500 - 3.999	40	8,401,112.07	7.26%	6.723	359	78.34	637
4.000 - 4.499	67	13,612,438.98	11.77%	7.182	359	78.95	629
4.500 - 4.999	113	21,253,245.88	18.37%	7.656	358	79.87	607
5.000 - 5.499	142	26,255,622.69	22.69%	8.105	359	81.48	605
5.500 - 5.999	121	18,950,524.90	16.38%	8.657	359	78.57	577
6.000 - 6.499	91	13,571,130.79	11.73%	9.151	358	76.81	579
6.500 - 6.999	36	4,299,343.42	3.72%	9.669	356	74.20	573
7.000 - 7.499	21	2,282,208.85	1.97%	10.274	355	66.54	522
7.500 - 7.999	12	827,767.69	0.72%	10.746	359	73.27	535
8.000 - 8.499	3	256,844.19	0.22%	11.083	358	64.29	521
Total	675	115,689,998.15	100.00%	8.054	358	78.73	600

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.000 - 5.499	2	251,415.22	0.22%	5.200	358	70.30	660
5.500 - 5.999	5	1,188,786.57	1.03%	5.853	359	78.98	629
6.000 - 6.499	26	5,500,586.77	4.75%	6.313	357	75.90	625
6.500 - 6.999	59	12,607,296.55	10.90%	6.837	359	79.47	643
7.000 - 7.499	73	13,672,034.06	11.82%	7.315	357	78.22	608
7.500 - 7.999	143	28,258,982.25	24.43%	7.805	359	82.61	615
8.000 - 8.499	102	18,343,579.58	15.86%	8.264	358	83.27	596
8.500 - 8.999	120	19,229,487.65	16.62%	8.782	359	77.81	580
9.000 - 9.499	64	8,219,125.48	7.10%	9.281	359	74.78	566
9.500 - 9.999	41	4,556,877.40	3.94%	9.788	357	62.56	552
10.000 -10.499	19	2,107,893.89	1.82%	10.295	359	63.53	535
10.500 -10.999	16	1,375,934.62	1.19%	10.713	351	66.79	526
11.000 -11.499	4	337,998.11	0.29%	11.129	360	66.02	529
11.500 -11.999	1	40,000.00	0.03%	11.590	360	33.33	584
Total	675	115,689,998.15	100.00%	8.054	358	78.73	600

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
12.000 -12.499	2	251,415.22	0.22%	5.200	358	70.30	660
12.500 -12.999	5	1,188,786.57	1.03%	5.853	359	78.98	629
13.000 -13.499	26	5,500,586.77	4.75%	6.313	357	75.90	625
13.500 -13.999	59	12,607,296.55	10.90%	6.837	359	79.47	643
14.000 -14.499	73	13,672,034.06	11.82%	7.315	357	78.22	608
14.500 -14.999	143	28,258,982.25	24.43%	7.805	359	82.61	615
15.000 -15.499	102	18,343,579.58	15.86%	8.264	358	83.27	596
15.500 -15.999	120	19,229,487.65	16.62%	8.782	359	77.81	580
16.000 -16.499	64	8,219,125.48	7.10%	9.281	359	74.78	566
16.500 -16.999	41	4,556,877.40	3.94%	9.788	357	62.56	552
17.000 -17.499	19	2,107,893.89	1.82%	10.295	359	63.53	535
17.500 -17.999	16	1,375,934.62	1.19%	10.713	351	66.79	526
18.000 -18.499	4	337,998.11	0.29%	11.129	360	66.02	529
18.500 -18.999	1	40,000.00	0.03%	11.590	360	33.33	584
Total	675	115,689,998.15	100.00%	8.054	358	78.73	600

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	383	43,108,800.02	6.00%	7.735	316	40.43	620
50.00- 54.99	188	26,606,991.16	3.71%	7.855	327	52.13	611
55.00- 59.99	211	30,450,809.90	4.24%	7.774	328	57.25	614
60.00- 64.99	273	41,255,119.49	5.75%	7.809	336	62.24	608
65.00- 69.99	353	58,027,705.19	8.08%	7.853	338	66.93	612
70.00- 74.99	461	73,759,692.46	10.27%	7.858	340	71.79	612
75.00- 79.99	544	87,542,061.99	12.19%	7.940	339	76.34	622
80.00	598	97,813,146.63	13.62%	7.979	342	80.00	611
80.01- 84.99	193	34,210,097.27	4.76%	7.555	341	83.22	636
85.00- 89.99	494	79,785,920.42	11.11%	8.038	334	85.94	626
90.00- 94.99	411	75,296,638.01	10.49%	7.863	341	90.43	642
95.00- 99.99	111	25,520,102.74	3.55%	7.907	342	95.47	647
100.00	213	44,615,551.06	6.21%	8.302	337	100.00	676
Total	4,433	717,992,636.34	100.00%	7.906	337	75.96	625

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Non-owner	267	43,934,614.61	6.12%	8.651	351	72.79	660
Primary	4,166	674,058,021.73	93.88%	7.857	336	76.17	622
Total	4,433	717,992,636.34	100.00%	7.906	337	75.96	625

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Condominium	132	20,040,505.48	2.79%	7.849	343	73.32	623
Five-Eight Family	42	8,727,584.81	1.22%	9.440	350	66.74	675
Manufacture Housing	246	24,248,572.08	3.38%	8.660	298	76.42	651
Multi-Use	70	13,318,384.92	1.85%	9.997	354	70.16	650
Single Family	3,534	543,386,935.62	75.68%	7.920	334	76.07	620
Two-Four Family	409	108,270,653.43	15.08%	7.296	354	77.25	633
Total	4,433	717,992,636.34	100.00%	7.906	337	75.96	625

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	2,551	407,014,178.99	56.69%	7.847	339	73.01	616
Debt Consolidation	1,232	199,545,230.13	27.79%	7.950	328	78.25	630
Purchase	346	68,188,383.92	9.50%	8.178	355	84.89	649
Rate/Term Refinance	304	43,244,843.30	6.02%	7.823	332	79.10	644
Total	4,433	717,992,636.34	100.00%	7.906	337	75.96	625

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Full	3,361	510,403,661.60	71.09%	7.852	333	75.35	621
Limited	336	64,991,579.09	9.05%	7.869	352	78.90	633
No Income Verification	559	111,989,640.36	15.60%	8.116	340	77.80	633
Stated Income	177	30,607,755.29	4.26%	8.112	349	73.13	628
Total	4,433	717,992,636.34	100.00%	7.906	337	75.96	625

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2/28 Arms	301	49,896,252.89	6.95%	8.099	359	79.14	597
2/28 IO	9	2,552,635.06	0.36%	6.553	359	80.60	654
3/27 Arms	355	60,967,510.44	8.49%	8.106	358	78.11	598
3/27 IO	10	2,273,599.76	0.32%	7.348	359	84.07	669
Fixed Rate	2,530	369,509,978.09	51.46%	7.970	316	73.59	632
Fixed Rate IO	12	4,139,886.86	0.58%	6.402	359	85.01	674
Fixed Stepped	1,216	228,652,773.24	31.85%	7.755	359	78.23	625
Total	4,433	717,992,636.34	100.00%	7.906	337	75.96	625

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	26	1,825,246.62	0.25%	9.215	323	74.60	567
Arizona	162	24,487,208.62	3.41%	7.731	345	74.07	634
Arkansas	3	264,899.49	0.04%	9.101	325	83.03	541
California	74	14,890,211.06	2.07%	7.697	336	68.08	622
Colorado	34	5,330,546.34	0.74%	8.450	318	80.05	638
Connecticut	89	15,965,890.95	2.22%	7.990	347	76.83	625
Delaware	36	5,768,197.48	0.80%	8.022	326	78.73	612
Florida	642	88,864,437.30	12.38%	7.870	334	74.77	616
Georgia	70	7,747,089.28	1.08%	8.734	331	80.52	604
Illinois	208	32,896,802.53	4.58%	8.226	331	78.36	623
Indiana	25	2,541,953.38	0.35%	8.828	318	82.16	605
Kansas	19	1,696,129.79	0.24%	9.084	327	80.46	616
Kentucky	33	2,866,718.26	0.40%	8.521	266	82.31	647
Louisiana	17	1,807,770.56	0.25%	8.581	330	79.78	647
Maine	24	2,989,826.89	0.42%	7.902	356	78.48	640
Maryland	226	34,383,705.77	4.79%	8.173	334	71.70	617
Massachusetts	60	12,193,687.14	1.70%	8.076	351	73.65	632
Michigan	65	6,749,133.73	0.94%	8.709	343	78.38	618
Minnesota	32	3,860,462.30	0.54%	8.473	344	74.13	618
Missouri	130	12,122,533.53	1.69%	8.943	299	79.31	645
Nebraska	17	1,815,524.18	0.25%	8.546	249	85.96	662
Nevada	8	1,505,659.40	0.21%	8.363	327	75.78	611
New Hampshire	41	6,272,622.62	0.87%	7.673	327	72.03	628
New Jersey	256	47,464,411.00	6.61%	8.282	345	74.00	611
New Mexico	1	100,000.00	0.01%	8.940	360	54.05	603
New York	809	217,156,700.56	30.24%	7.169	353	75.43	629
North Carolina	159	17,166,692.80	2.39%	9.206	291	80.83	627
Ohio	157	16,499,096.21	2.30%	8.581	324	81.92	629
Oklahoma	4	300,473.23	0.04%	8.748	359	82.90	591
Oregon	62	9,887,254.38	1.38%	7.595	341	78.49	661
Pennsylvania	359	41,279,129.56	5.75%	8.272	327	78.43	622
Rhode Island	32	6,254,953.03	0.87%	7.866	344	76.91	646
South Carolina	71	9,520,847.27	1.33%	8.902	310	77.52	624
Tennessee	72	6,061,556.93	0.84%	8.492	299	80.80	620
Texas	69	8,907,764.73	1.24%	8.611	344	79.11	597
Utah	2	233,200.00	0.03%	7.115	360	87.30	638
Vermont	3	421,983.06	0.06%	8.356	359	82.27	589
Virginia	203	31,062,938.84	4.33%	8.329	324	73.24	618
Washington	36	5,395,746.77	0.75%	7.842	301	78.32	658
Wisconsin	96	11,318,086.65	1.58%	8.877	304	81.83	647
Wyoming	1	115,544.10	0.02%	8.690	358	75.00	590
Total	4,433	717,992,636.34	100.00%	7.906	337	75.96	625

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: 0 months	1,223	180,592,729.24	25.15%	8.496	335	75.31	614
Prepay Penalty: 12 months	818	211,337,443.27	29.43%	7.170	351	75.73	624
Prepay Penalty: 24 months	244	38,920,641.11	5.42%	8.046	352	79.93	600
Prepay Penalty: 30 months	18	4,468,703.51	0.62%	8.429	313	81.10	642
Prepay Penalty: 36 months	2,130	282,673,119.21	39.37%	8.050	326	75.92	635
Total	4,433	717,992,636.34	100.00%	7.906	337	75.96	625

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
400-499	120	17,300,940.57	2.41%	9.179	356	66.35	487
500-524	301	41,546,878.03	5.79%	9.340	350	67.92	511
525-549	347	46,667,361.57	6.50%	8.738	346	70.76	535
550-574	426	65,264,058.29	9.09%	8.348	349	74.26	561
575-599	548	85,708,438.48	11.94%	8.101	342	75.32	587
600-624	614	103,554,423.78	14.42%	7.713	341	76.19	612
625-649	609	103,224,309.79	14.38%	7.650	332	77.48	636
650-674	513	91,232,403.44	12.71%	7.528	332	79.75	661
675-699	360	64,337,665.19	8.96%	7.429	331	80.43	686
700+	576	97,179,840.78	13.53%	7.328	320	77.06	741
None	19	1,976,316.42	0.28%	8.643	355	69.59	0
Total	4,433	717,992,636.34	100.00%	7.906	337	75.96	625

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	4,225	703,366,091.35	97.96%	7.881	338	75.99	624
Second Lien	208	14,626,544.99	2.04%	9.089	283	74.43	631
Total	4,433	717,992,636.34	100.00%	7.906	337	75.96	625

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
3.000	675	115,689,998.15	100.00%	8.054	358	78.73	600
Total	675	115,689,998.15	100.00%	8.054	358	78.73	600

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	675	115,689,998.15	100.00%	8.054	358	78.73	600
Total	675	115,689,998.15	100.00%	8.054	358	78.73	600

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
09/01/07	5	737,128.54	0.64%	8.256	357	96.82	638
10/01/07	81	14,432,149.92	12.47%	7.922	358	81.75	617
11/01/07	129	21,519,558.89	18.60%	8.061	358	80.32	598
12/01/07	95	15,760,050.60	13.62%	8.055	360	74.55	584
07/01/08	1	131,609.94	0.11%	8.690	355	79.71	731
09/01/08	7	1,615,603.49	1.40%	7.706	350	91.01	619
10/01/08	112	19,282,246.24	16.67%	7.938	358	77.94	602
11/01/08	150	25,870,697.03	22.36%	8.094	359	78.47	603
12/01/08	95	16,340,953.50	14.12%	8.254	359	77.26	594
Total	675	115,689,998.15	100.00%	8.054	358	78.73	600

DESCRIPTION OF THE COLLATERAL

ADJUSTABLE-RATE MORTGAGE LOANS

		Minimum	Maximum
Scheduled Principal Balance	$115,689,998	$39,911	$597,646
Average Scheduled Principal Balance	$171,393
Number of Mortgage Loans	675

Weighted Average Gross Coupon	8.05%	5.14%	11.59%
Weighted Average FICO Score	600	495	845
Weighted Average Combined Original LTV	78.73%	21.10%	100.00%

Weighted Average Original Term	359 months	180 months	360 months
Weighted Average Stated Remaining Term	358 months	179 months	360 months
Weighted Average Seasoning	1 months	0 months	5 months

Weighted Average Gross Margin	5.15%	1.94%	8.29%
Weighted Average Minimum Interest Rate	8.05%	5.14%	11.59%
Weighted Average Maximum Interest Rate	15.05%	12.14%	18.59%
Weighted Average Initial Rate Cap	3.00%	3.00%	3.00%
Weighted Average Subsequent Rate Cap	1.00%	1.00%	1.00%
Weighted Average Months to Roll	30 months	21 months	36 months

Maturity Date		Nov 1 2020	Dec 1 2035
Maximum Zip Code Concentration	0.93%	19709

ARM	100.00%	Cash Out Refinance	53.68%
		Debt Consolidation	17.67%
2/28 Arms	43.13%	Purchase	24.30%
2/28 IO	2.21%	Rate/Term Refinance	4.35%
3/27 Arms	52.70%
3/27 IO	1.97%	Condominium	4.04%
		Single Family	78.56%
Interest Only	4.17%	Two-Four Family	17.40%
Not Interest Only	95.83%
		Non-owner	8.24%
Prepay Penalty: 0 months	44.86%	Primary	91.76%
Prepay Penalty: 12 months	3.84%
Prepay Penalty: 24 months	28.76%	Top 5 States:
Prepay Penalty: 30 months	0.42%	Florida	18.53%
Prepay Penalty: 36 months	22.12%	New Jersey	16.41%
		Illinois	8.76%
First Lien	100.00%	Pennsylvania	7.44%
		Maryland	6.27%
Full	57.06%
Limited	14.45%
No Income Verification	21.08%
Stated Income	7.40%

Original Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	37	1,668,467.45	1.44%	9.272	359	65.13	570
50,000.01 - 100,000.00	136	10,165,457.87	8.79%	8.568	357	73.22	583
100,000.01 - 150,000.00	180	22,313,142.27	19.29%	8.394	358	72.67	581
150,000.01 - 200,000.00	121	20,861,358.51	18.03%	7.999	358	76.37	596
200,000.01 - 250,000.00	78	17,422,178.92	15.06%	7.870	359	79.10	605
250,000.01 - 300,000.00	39	10,779,111.88	9.32%	7.826	359	83.23	603
300,000.01 - 350,000.00	32	10,337,088.64	8.94%	7.963	358	81.42	609
350,000.01 - 400,000.00	22	8,149,033.55	7.04%	7.659	359	84.60	634
400,000.01 - 450,000.00	12	5,039,654.85	4.36%	7.781	359	88.73	620
450,000.01 - 500,000.00	12	5,695,258.41	4.92%	7.903	359	89.05	628
500,000.01 - 550,000.00	4	2,104,694.63	1.82%	7.958	359	80.53	605
550,000.01 - 600,000.00	2	1,154,551.17	1.00%	6.797	357	95.18	606
Total	675	115,689,998.15	100.00%	8.054	358	78.73	600

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	37	1,668,467.45	1.44%	9.272	359	65.13	570
50,000.01 - 100,000.00	136	10,165,457.87	8.79%	8.568	357	73.22	583
100,000.01 - 150,000.00	180	22,313,142.27	19.29%	8.394	358	72.67	581
150,000.01 - 200,000.00	121	20,861,358.51	18.03%	7.999	358	76.37	596
200,000.01 - 250,000.00	78	17,422,178.92	15.06%	7.870	359	79.10	605
250,000.01 - 300,000.00	39	10,779,111.88	9.32%	7.826	359	83.23	603
300,000.01 - 350,000.00	32	10,337,088.64	8.94%	7.963	358	81.42	609
350,000.01 - 400,000.00	22	8,149,033.55	7.04%	7.659	359	84.60	634
400,000.01 - 450,000.00	12	5,039,654.85	4.36%	7.781	359	88.73	620
450,000.01 - 500,000.00	12	5,695,258.41	4.92%	7.903	359	89.05	628
500,000.01 - 550,000.00	4	2,104,694.63	1.82%	7.958	359	80.53	605
550,000.01 - 600,000.00	2	1,154,551.17	1.00%	6.797	357	95.18	606
Total	675	115,689,998.15	100.00%	8.054	358	78.73	600

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.000 - 5.499	2	251,415.22	0.22%	5.200	358	70.30	660
5.500 - 5.999	5	1,188,786.57	1.03%	5.853	359	78.98	629
6.000 - 6.499	26	5,500,586.77	4.75%	6.313	357	75.90	625
6.500 - 6.999	59	12,607,296.55	10.90%	6.837	359	79.47	643
7.000 - 7.499	73	13,672,034.06	11.82%	7.315	357	78.22	608
7.500 - 7.999	143	28,258,982.25	24.43%	7.805	359	82.61	615
8.000 - 8.499	102	18,343,579.58	15.86%	8.264	358	83.27	596
8.500 - 8.999	120	19,229,487.65	16.62%	8.782	359	77.81	580
9.000 - 9.499	64	8,219,125.48	7.10%	9.281	359	74.78	566
9.500 - 9.999	41	4,556,877.40	3.94%	9.788	357	62.56	552
10.000 -10.499	19	2,107,893.89	1.82%	10.295	359	63.53	535
10.500 -10.999	16	1,375,934.62	1.19%	10.713	351	66.79	526
11.000 -11.499	4	337,998.11	0.29%	11.129	360	66.02	529
11.500 -11.999	1	40,000.00	0.03%	11.590	360	33.33	584
Total	675	115,689,998.15	100.00%	8.054	358	78.73	600

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
121-180	1	105,860.17	0.09%	7.390	179	80.00	658
181-240	1	63,575.65	0.05%	9.740	238	75.00	514
241-300	3	398,239.41	0.34%	8.116	276	64.97	566
301-360	670	115,122,322.92	99.51%	8.053	359	78.77	600
Total	675	115,689,998.15	100.00%	8.054	358	78.73	600

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
121-180	1	105,860.17	0.09%	7.390	179	80.00	658
181-240	1	63,575.65	0.05%	9.740	238	75.00	514
241-300	3	398,239.41	0.34%	8.116	276	64.97	566
301-360	670	115,122,322.92	99.51%	8.053	359	78.77	600
Total	675	115,689,998.15	100.00%	8.054	358	78.73	600

Origination (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.000	190	32,101,004.10	27.75%	8.156	359	75.93	589
1.000	279	47,390,255.92	40.96%	8.079	358	79.31	601
2.000	193	33,714,396.16	29.14%	7.931	358	79.57	608
3.000	12	2,352,732.03	2.03%	7.878	352	92.83	625
5.000	1	131,609.94	0.11%	8.690	355	79.71	731
Total	675	115,689,998.15	100.00%	8.054	358	78.73	600

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.500 - 1.999	1	99,765.34	0.09%	5.140	358	55.56	606
2.500 - 2.999	4	973,576.33	0.84%	5.758	359	78.14	646
3.000 - 3.499	24	4,906,417.02	4.24%	6.293	357	76.85	617
3.500 - 3.999	40	8,401,112.07	7.26%	6.723	359	78.34	637
4.000 - 4.499	67	13,612,438.98	11.77%	7.182	359	78.95	629
4.500 - 4.999	113	21,253,245.88	18.37%	7.656	358	79.87	607
5.000 - 5.499	142	26,255,622.69	22.69%	8.105	359	81.48	605
5.500 - 5.999	121	18,950,524.90	16.38%	8.657	359	78.57	577
6.000 - 6.499	91	13,571,130.79	11.73%	9.151	358	76.81	579
6.500 - 6.999	36	4,299,343.42	3.72%	9.669	356	74.20	573
7.000 - 7.499	21	2,282,208.85	1.97%	10.274	355	66.54	522
7.500 - 7.999	12	827,767.69	0.72%	10.746	359	73.27	535
8.000 - 8.499	3	256,844.19	0.22%	11.083	358	64.29	521
Total	675	115,689,998.15	100.00%	8.054	358	78.73	600

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.000 - 5.499	2	251,415.22	0.22%	5.200	358	70.30	660
5.500 - 5.999	5	1,188,786.57	1.03%	5.853	359	78.98	629
6.000 - 6.499	26	5,500,586.77	4.75%	6.313	357	75.90	625
6.500 - 6.999	59	12,607,296.55	10.90%	6.837	359	79.47	643
7.000 - 7.499	73	13,672,034.06	11.82%	7.315	357	78.22	608
7.500 - 7.999	143	28,258,982.25	24.43%	7.805	359	82.61	615
8.000 - 8.499	102	18,343,579.58	15.86%	8.264	358	83.27	596
8.500 - 8.999	120	19,229,487.65	16.62%	8.782	359	77.81	580
9.000 - 9.499	64	8,219,125.48	7.10%	9.281	359	74.78	566
9.500 - 9.999	41	4,556,877.40	3.94%	9.788	357	62.56	552
10.000 -10.499	19	2,107,893.89	1.82%	10.295	359	63.53	535
10.500 -10.999	16	1,375,934.62	1.19%	10.713	351	66.79	526
11.000 -11.499	4	337,998.11	0.29%	11.129	360	66.02	529
11.500 -11.999	1	40,000.00	0.03%	11.590	360	33.33	584
Total	675	115,689,998.15	100.00%	8.054	358	78.73	600

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
12.000 -12.499	2	251,415.22	0.22%	5.200	358	70.30	660
12.500 -12.999	5	1,188,786.57	1.03%	5.853	359	78.98	629
13.000 -13.499	26	5,500,586.77	4.75%	6.313	357	75.90	625
13.500 -13.999	59	12,607,296.55	10.90%	6.837	359	79.47	643
14.000 -14.499	73	13,672,034.06	11.82%	7.315	357	78.22	608
14.500 -14.999	143	28,258,982.25	24.43%	7.805	359	82.61	615
15.000 -15.499	102	18,343,579.58	15.86%	8.264	358	83.27	596
15.500 -15.999	120	19,229,487.65	16.62%	8.782	359	77.81	580
16.000 -16.499	64	8,219,125.48	7.10%	9.281	359	74.78	566
16.500 -16.999	41	4,556,877.40	3.94%	9.788	357	62.56	552
17.000 -17.499	19	2,107,893.89	1.82%	10.295	359	63.53	535
17.500 -17.999	16	1,375,934.62	1.19%	10.713	351	66.79	526
18.000 -18.499	4	337,998.11	0.29%	11.129	360	66.02	529
18.500 -18.999	1	40,000.00	0.03%	11.590	360	33.33	584
Total	675	115,689,998.15	100.00%	8.054	358	78.73	600

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	32	3,569,867.75	3.09%	8.771	356	43.99	561
50.00- 54.99	23	3,080,358.20	2.66%	8.569	356	52.48	586
55.00- 59.99	28	3,767,580.89	3.26%	8.542	359	56.65	562
60.00- 64.99	44	6,395,721.72	5.53%	8.101	359	62.19	558
65.00- 69.99	52	7,164,433.07	6.19%	8.344	359	66.61	571
70.00- 74.99	82	11,878,818.91	10.27%	8.236	358	71.46	578
75.00- 79.99	96	16,683,578.20	14.42%	8.048	359	76.17	586
80.00	108	18,110,870.70	15.65%	7.831	357	80.00	595
80.01- 84.99	13	3,296,062.48	2.85%	7.254	359	83.15	631
85.00- 89.99	59	10,763,147.93	9.30%	7.863	359	85.48	607
90.00- 94.99	71	13,930,292.94	12.04%	7.862	359	90.24	615
95.00- 99.99	23	5,350,455.54	4.62%	8.105	359	95.51	637
100.00	44	11,698,809.82	10.11%	8.112	359	100.00	671
Total	675	115,689,998.15	100.00%	8.054	358	78.73	600

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Non-owner	62	9,527,773.09	8.24%	8.010	357	74.00	652
Primary	613	106,162,225.06	91.76%	8.058	358	79.15	596
Total	675	115,689,998.15	100.00%	8.054	358	78.73	600

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Condominium	30	4,674,853.57	4.04%	8.057	357	77.86	608
Single Family	559	90,886,243.50	78.56%	8.089	358	77.62	594
Two-Four Family	86	20,128,901.08	17.40%	7.895	359	83.92	629
Total	675	115,689,998.15	100.00%	8.054	358	78.73	600

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	393	62,098,453.02	53.68%	8.003	358	75.12	588
Debt Consolidation	106	20,444,490.41	17.67%	8.113	359	77.70	582
Purchase	146	28,114,545.25	24.30%	8.187	359	87.79	635
Rate/Term Refinance	30	5,032,509.47	4.35%	7.698	359	76.75	637
Total	675	115,689,998.15	100.00%	8.054	358	78.73	600

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Full	434	66,015,731.35	57.06%	8.089	358	76.37	580
Limited	82	16,722,780.29	14.45%	8.000	359	84.81	634
No Income Verification	110	24,385,701.91	21.08%	7.989	358	82.19	622
Stated Income	49	8,565,784.60	7.40%	8.077	358	75.14	628
Total	675	115,689,998.15	100.00%	8.054	358	78.73	600

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2/28 Arms	301	49,896,252.89	43.13%	8.099	359	79.14	597
2/28 IO	9	2,552,635.06	2.21%	6.553	359	80.60	654
3/27 Arms	355	60,967,510.44	52.70%	8.106	358	78.11	598
3/27 IO	10	2,273,599.76	1.97%	7.348	359	84.07	669
Total	675	115,689,998.15	100.00%	8.054	358	78.73	600

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	7	508,341.88	0.44%	9.513	359	69.61	551
Arizona	4	624,843.02	0.54%	7.921	359	78.57	600
California	6	1,140,649.31	0.99%	7.713	349	71.93	550
Colorado	1	199,750.00	0.17%	9.240	360	85.00	597
Connecticut	32	6,315,162.60	5.46%	7.807	359	81.80	592
Delaware	7	1,634,441.81	1.41%	8.468	359	88.38	588
Florida	118	21,443,063.94	18.53%	7.799	359	79.87	597
Georgia	16	2,577,463.56	2.23%	8.140	359	84.79	598
Illinois	56	10,137,100.04	8.76%	8.156	359	82.45	613
Indiana	5	646,651.96	0.56%	8.356	359	84.19	599
Kansas	1	133,895.88	0.12%	9.390	357	90.00	561
Kentucky	2	102,360.16	0.09%	8.866	359	80.00	548
Louisiana	3	601,689.71	0.52%	8.574	358	78.09	664
Maine	9	1,111,978.49	0.96%	8.327	359	78.84	621
Maryland	42	7,252,883.97	6.27%	8.178	357	73.93	574
Massachusetts	13	2,982,815.60	2.58%	7.928	359	83.12	625
Michigan	25	2,450,488.50	2.12%	8.969	359	78.61	579
Minnesota	11	1,589,993.85	1.37%	8.192	359	72.61	624
Missouri	2	268,443.47	0.23%	8.372	360	72.07	558
Nevada	1	149,900.17	0.13%	8.040	359	75.00	644
New Hampshire	10	1,542,868.58	1.33%	7.743	359	76.04	606
New Jersey	88	18,979,262.89	16.41%	8.139	359	76.47	595
New York	25	6,685,994.63	5.78%	7.648	356	75.80	629
North Carolina	8	768,071.00	0.66%	8.991	359	76.39	567
Ohio	33	3,429,098.59	2.96%	8.352	359	80.12	608
Oregon	1	153,850.00	0.13%	8.490	359	85.00	744
Pennsylvania	69	8,605,026.29	7.44%	8.177	358	80.78	603
Rhode Island	8	1,756,403.38	1.52%	7.541	359	84.82	650
South Carolina	5	1,109,735.83	0.96%	8.193	359	78.54	626
Tennessee	4	382,454.68	0.33%	7.990	358	82.30	566
Texas	22	3,354,185.45	2.90%	8.284	359	80.49	597
Utah	1	97,200.00	0.08%	7.290	360	80.00	609
Virginia	35	6,207,290.26	5.37%	7.949	356	71.26	592
Wisconsin	4	631,094.55	0.55%	7.714	359	80.19	574
Wyoming	1	115,544.10	0.10%	8.690	358	75.00	590
Total	675	115,689,998.15	100.00%	8.054	358	78.73	600

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: 0 months	274	51,898,296.93	44.86%	8.160	359	77.47	598
Prepay Penalty: 12 months	23	4,447,664.14	3.84%	7.611	356	82.17	610
Prepay Penalty: 24 months	202	33,268,578.20	28.76%	8.005	358	79.87	598
Prepay Penalty: 30 months	2	488,472.78	0.42%	8.135	358	86.07	624
Prepay Penalty: 36 months	174	25,586,986.10	22.12%	7.978	358	79.05	605
Total	675	115,689,998.15	100.00%	8.054	358	78.73	600

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
400-499	3	447,953.56	0.39%	7.827	358	67.41	498
500-524	98	13,110,845.86	11.33%	9.140	357	68.34	512
525-549	96	14,465,900.28	12.50%	8.355	359	71.16	535
550-574	105	16,228,406.79	14.03%	8.443	359	74.18	560
575-599	96	15,819,170.42	13.67%	7.863	359	79.00	588
600-624	94	18,548,131.70	16.03%	7.623	359	81.24	612
625-649	62	11,920,639.90	10.30%	7.783	358	84.90	636
650-674	48	9,675,699.70	8.36%	7.535	357	84.18	663
675-699	33	7,893,816.23	6.82%	7.797	359	90.24	687
700+	38	7,236,706.63	6.26%	7.560	359	86.56	747
None	2	342,727.08	0.30%	8.221	359	77.32	0
Total	675	115,689,998.15	100.00%	8.054	358	78.73	600

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	675	115,689,998.15	100.00%	8.054	358	78.73	600
Total	675	115,689,998.15	100.00%	8.054	358	78.73	600

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
3.000	675	115,689,998.15	100.00%	8.054	358	78.73	600
Total	675	115,689,998.15	100.00%	8.054	358	78.73	600

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	675	115,689,998.15	100.00%	8.054	358	78.73	600
Total	675	115,689,998.15	100.00%	8.054	358	78.73	600

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
09/01/07	5	737,128.54	0.64%	8.256	357	96.82	638
10/01/07	81	14,432,149.92	12.47%	7.922	358	81.75	617
11/01/07	129	21,519,558.89	18.60%	8.061	358	80.32	598
12/01/07	95	15,760,050.60	13.62%	8.055	360	74.55	584
07/01/08	1	131,609.94	0.11%	8.690	355	79.71	731
09/01/08	7	1,615,603.49	1.40%	7.706	350	91.01	619
10/01/08	112	19,282,246.24	16.67%	7.938	358	77.94	602
11/01/08	150	25,870,697.03	22.36%	8.094	359	78.47	603
12/01/08	95	16,340,953.50	14.12%	8.254	359	77.26	594
Total	675	115,689,998.15	100.00%	8.054	358	78.73	600

DESCRIPTION OF THE COLLATERAL

FIXED-RATE MORTGAGE LOANS

		Minimum	Maximum
Scheduled Principal Balance	$602,302,638	$24,828	$798,892
Average Scheduled Principal Balance	$160,272
Number of Mortgage Loans	3,758

Weighted Average Gross Coupon	7.88%	5.74%	12.74%
Weighted Average FICO Score	629	439	875
Weighted Average Combined Original LTV	75.43%	8.34%	100.00%

Weighted Average Original Term	334 months	60 months	360 months
Weighted Average Stated Remaining Term	333 months	57 months	360 months
Weighted Average Seasoning	1 months	0 months	4 months

Weighted Average Gross Margin	0.00%	0.00%	0.00%
Weighted Average Minimum Interest Rate	0.00%	0.00%	0.00%
Weighted Average Maximum Interest Rate	0.00%	0.00%	0.00%
Weighted Average Initial Rate Cap	0.00%	0.00%	0.00%
Weighted Average Subsequent Rate Cap	0.00%	0.00%	0.00%
Weighted Average Months to Roll	months	months	months

Maturity Date		Sep 1 2010	Jan 1 2036
Maximum Zip Code Concentration	1.24%	11236

Fixed Rate	100.00%	Cash Out Refinance	57.27%
		Debt Consolidation	29.74%
Fixed Rate	61.35%	Purchase	6.65%
Fixed Rate IO	0.69%	Rate/Term Refinance	6.34%
Fixed Stepped	37.96%
		Condominium	2.55%
Interest Only	0.69%	Five-Eight Family	1.45%
Not Interest Only	99.31%	Manufacture Housing	4.03%
		Multi-Use	2.21%
Prepay Penalty: 0 months	21.37%	Single Family	75.13%
Prepay Penalty: 12 months	34.35%	Two-Four Family	14.63%
Prepay Penalty: 24 months	0.94%
Prepay Penalty: 30 months	0.66%	Non-owner	5.71%
Prepay Penalty: 36 months	42.68%	Primary	94.29%

First Lien	97.57%	Top 5 States:
Second Lien	2.43%	New York	34.94%
		Florida	11.19%
Full	73.78%	Pennsylvania	5.42%
Limited	8.01%	New Jersey	4.73%
No Income Verification	14.54%	Maryland	4.50%
Stated Income	3.66%

Original Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	273	11,746,157.53	1.95%	9.270	278	64.53	614
50,000.01 - 100,000.00	1,115	85,283,271.00	14.16%	8.785	298	72.32	623
100,000.01 - 150,000.00	891	111,398,279.71	18.50%	8.259	316	73.86	626
150,000.01 - 200,000.00	512	88,609,347.27	14.71%	8.075	333	73.62	622
200,000.01 - 250,000.00	295	66,499,680.53	11.04%	7.689	342	73.21	631
250,000.01 - 300,000.00	222	61,115,405.84	10.15%	7.561	347	73.96	625
300,000.01 - 350,000.00	165	53,531,504.10	8.89%	7.375	356	77.35	627
350,000.01 - 400,000.00	119	44,663,431.05	7.42%	7.170	351	79.90	633
400,000.01 - 450,000.00	79	33,653,614.34	5.59%	7.088	359	85.34	643
450,000.01 - 500,000.00	42	19,945,399.74	3.31%	7.085	352	83.98	648
500,000.01 - 550,000.00	19	9,960,754.59	1.65%	7.199	359	86.51	671
550,000.01 - 600,000.00	16	9,295,465.93	1.54%	7.086	346	79.83	646
600,000.01 - 650,000.00	6	3,741,644.69	0.62%	6.612	359	76.82	664
650,000.01 - 700,000.00	2	1,347,290.09	0.22%	6.539	359	83.51	756
700,000.01 - 750,000.00	1	712,500.00	0.12%	6.090	360	75.00	616
750,000.01 - 800,000.00	1	798,891.78	0.13%	8.790	334	64.00	631
Total	3,758	602,302,638.19	100.00%	7.877	333	75.43	629

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	273	11,746,157.53	1.95%	9.270	278	64.53	614
50,000.01 - 100,000.00	1,116	85,383,139.53	14.18%	8.786	298	72.34	623
100,000.01 - 150,000.00	892	111,597,280.91	18.53%	8.258	316	73.87	626
150,000.01 - 200,000.00	511	88,509,909.26	14.70%	8.079	334	73.62	622
200,000.01 - 250,000.00	295	66,545,604.75	11.05%	7.680	343	73.24	631
250,000.01 - 300,000.00	221	60,870,049.90	10.11%	7.562	347	73.90	625
300,000.01 - 350,000.00	165	53,531,504.10	8.89%	7.375	356	77.35	627
350,000.01 - 400,000.00	119	44,663,431.05	7.42%	7.170	351	79.90	633
400,000.01 - 450,000.00	79	33,653,614.34	5.59%	7.088	359	85.34	643
450,000.01 - 500,000.00	42	19,945,399.74	3.31%	7.085	352	83.98	648
500,000.01 - 550,000.00	19	9,960,754.59	1.65%	7.199	359	86.51	671
550,000.01 - 600,000.00	16	9,295,465.93	1.54%	7.086	346	79.83	646
600,000.01 - 650,000.00	6	3,741,644.69	0.62%	6.612	359	76.82	664
650,000.01 - 700,000.00	2	1,347,290.09	0.22%	6.539	359	83.51	756
700,000.01 - 750,000.00	1	712,500.00	0.12%	6.090	360	75.00	616
750,000.01 - 800,000.00	1	798,891.78	0.13%	8.790	334	64.00	631
Total	3,758	602,302,638.19	100.00%	7.877	333	75.43	629

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.500 - 5.999	199	53,583,877.57	8.90%	5.953	340	71.46	673
6.000 - 6.499	212	52,895,763.79	8.78%	6.295	348	75.01	662
6.500 - 6.999	453	96,703,672.52	16.06%	6.798	334	73.98	651
7.000 - 7.499	336	60,123,132.24	9.98%	7.301	335	75.61	643
7.500 - 7.999	569	91,785,551.27	15.24%	7.788	327	75.95	635
8.000 - 8.499	358	50,124,550.54	8.32%	8.286	329	76.84	611
8.500 - 8.999	498	69,161,009.19	11.48%	8.797	328	77.15	608
9.000 - 9.499	350	43,603,189.18	7.24%	9.271	325	75.44	594
9.500 - 9.999	405	49,469,073.59	8.21%	9.785	333	78.73	594
10.000 -10.499	187	19,036,173.77	3.16%	10.251	329	75.72	582
10.500 -10.999	126	10,811,857.41	1.80%	10.775	329	74.07	570
11.000 -11.499	41	3,297,846.28	0.55%	11.271	330	68.02	549
11.500 -11.999	18	1,276,580.70	0.21%	11.737	343	71.18	573
12.000 -12.499	5	374,008.71	0.06%	12.402	337	72.92	596
12.500 -12.999	1	56,351.43	0.01%	12.740	239	100.00	653
Total	3,758	602,302,638.19	100.00%	7.877	333	75.43	629

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1- 60	4	354,501.18	0.06%	8.231	58	71.28	637
61-120	87	6,922,156.96	1.15%	8.034	106	68.37	674
121-180	473	47,863,626.32	7.95%	7.957	170	72.37	656
181-240	216	22,913,885.48	3.80%	8.394	232	74.37	650
241-300	143	17,653,754.85	2.93%	8.310	283	74.45	642
301-360	2,835	506,594,713.40	84.11%	7.829	358	75.90	625
Total	3,758	602,302,638.19	100.00%	7.877	333	75.43	629

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1- 60	4	354,501.18	0.06%	8.231	58	71.28	637
61-120	87	6,922,156.96	1.15%	8.034	106	68.37	674
121-180	473	47,863,626.32	7.95%	7.957	170	72.37	656
181-240	216	22,913,885.48	3.80%	8.394	232	74.37	650
241-300	143	17,653,754.85	2.93%	8.310	283	74.45	642
301-360	2,835	506,594,713.40	84.11%	7.829	358	75.90	625
Total	3,758	602,302,638.19	100.00%	7.877	333	75.43	629

Origination (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.000	1,221	195,890,362.17	32.52%	7.870	332	74.37	631
1.000	1,592	251,237,781.98	41.71%	7.890	333	75.83	628
2.000	925	153,000,709.68	25.40%	7.856	334	75.92	628
3.000	19	2,005,431.81	0.33%	8.490	233	90.18	660
4.000	1	168,352.55	0.03%	8.290	356	88.00	678
Total	3,758	602,302,638.19	100.00%	7.877	333	75.43	629

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	351	39,538,932.27	6.56%	7.641	313	40.11	626
50.00- 54.99	165	23,526,632.96	3.91%	7.761	323	52.08	615
55.00- 59.99	183	26,683,229.01	4.43%	7.666	324	57.33	622
60.00- 64.99	229	34,859,397.77	5.79%	7.755	332	62.24	618
65.00- 69.99	301	50,863,272.12	8.44%	7.784	336	66.97	618
70.00- 74.99	379	61,880,873.55	10.27%	7.785	337	71.85	619
75.00- 79.99	448	70,858,483.79	11.76%	7.914	335	76.38	630
80.00	490	79,702,275.93	13.23%	8.012	338	80.00	614
80.01- 84.99	180	30,914,034.79	5.13%	7.587	339	83.22	636
85.00- 89.99	435	69,022,772.49	11.46%	8.066	331	86.01	629
90.00- 94.99	340	61,366,345.07	10.19%	7.864	337	90.47	648
95.00- 99.99	88	20,169,647.20	3.35%	7.855	338	95.46	650
100.00	169	32,916,741.24	5.47%	8.369	329	100.00	678
Total	3,758	602,302,638.19	100.00%	7.877	333	75.43	629

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Non-owner	205	34,406,841.52	5.71%	8.828	350	72.45	663
Primary	3,553	567,895,796.67	94.29%	7.820	332	75.61	627
Total	3,758	602,302,638.19	100.00%	7.877	333	75.43	629

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Condominium	102	15,365,651.91	2.55%	7.786	338	71.94	627
Five-Eight Family	42	8,727,584.81	1.45%	9.440	350	66.74	675
Manufacture Housing	246	24,248,572.08	4.03%	8.660	298	76.42	651
Multi-Use	70	13,318,384.92	2.21%	9.997	354	70.16	650
Single Family	2,975	452,500,692.12	75.13%	7.885	330	75.76	626
Two-Four Family	323	88,141,752.35	14.63%	7.160	353	75.73	634
Total	3,758	602,302,638.19	100.00%	7.877	333	75.43	629

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	2,158	344,915,725.97	57.27%	7.819	335	72.63	621
Debt Consolidation	1,126	179,100,739.72	29.74%	7.932	324	78.31	635
Purchase	200	40,073,838.67	6.65%	8.171	352	82.86	660
Rate/Term Refinance	274	38,212,333.83	6.34%	7.840	328	79.40	645
Total	3,758	602,302,638.19	100.00%	7.877	333	75.43	629

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Full	2,927	444,387,930.25	73.78%	7.817	330	75.20	627
Limited	254	48,268,798.80	8.01%	7.823	350	76.85	633
No Income Verification	449	87,603,938.45	14.54%	8.151	335	76.57	637
Stated Income	128	22,041,970.69	3.66%	8.126	346	72.35	629
Total	3,758	602,302,638.19	100.00%	7.877	333	75.43	629

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Fixed Rate	2,530	369,509,978.09	61.35%	7.970	316	73.59	632
Fixed Rate IO	12	4,139,886.86	0.69%	6.402	359	85.01	674
Fixed Stepped	1,216	228,652,773.24	37.96%	7.755	359	78.23	625
Total	3,758	602,302,638.19	100.00%	7.877	333	75.43	629

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	19	1,316,904.74	0.22%	9.100	310	76.53	573
Arizona	158	23,862,365.60	3.96%	7.726	345	73.95	635
Arkansas	3	264,899.49	0.04%	9.101	325	83.03	541
California	68	13,749,561.75	2.28%	7.696	335	67.76	628
Colorado	33	5,130,796.34	0.85%	8.419	316	79.86	640
Connecticut	57	9,650,728.35	1.60%	8.110	338	73.58	647
Delaware	29	4,133,755.67	0.69%	7.845	312	74.92	622
Florida	524	67,421,373.36	11.19%	7.893	326	73.14	622
Georgia	54	5,169,625.72	0.86%	9.030	317	78.38	608
Illinois	152	22,759,702.49	3.78%	8.257	318	76.55	628
Indiana	20	1,895,301.42	0.31%	8.989	304	81.47	607
Kansas	18	1,562,233.91	0.26%	9.058	325	79.64	620
Kentucky	31	2,764,358.10	0.46%	8.508	262	82.39	651
Louisiana	14	1,206,080.85	0.20%	8.585	316	80.61	638
Maine	15	1,877,848.40	0.31%	7.650	354	78.26	651
Maryland	184	27,130,821.80	4.50%	8.171	327	71.10	628
Massachusetts	47	9,210,871.54	1.53%	8.124	348	70.58	634
Michigan	40	4,298,645.23	0.71%	8.561	335	78.24	640
Minnesota	21	2,270,468.45	0.38%	8.669	333	75.18	614
Missouri	128	11,854,090.06	1.97%	8.956	297	79.48	646
Nebraska	17	1,815,524.18	0.30%	8.546	249	85.96	662
Nevada	7	1,355,759.23	0.23%	8.398	324	75.86	608
New Hampshire	31	4,729,754.04	0.79%	7.650	316	70.72	635
New Jersey	168	28,485,148.11	4.73%	8.377	335	72.35	621
New Mexico	1	100,000.00	0.02%	8.940	360	54.05	603
New York	784	210,470,705.93	34.94%	7.154	352	75.42	629
North Carolina	151	16,398,621.80	2.72%	9.216	288	81.04	630
Ohio	124	13,069,997.62	2.17%	8.641	315	82.39	634
Oklahoma	4	300,473.23	0.05%	8.748	359	82.90	591
Oregon	61	9,733,404.38	1.62%	7.581	341	78.39	660
Pennsylvania	290	32,674,103.27	5.42%	8.297	319	77.81	627
Rhode Island	24	4,498,549.65	0.75%	7.992	339	73.82	644
South Carolina	66	8,411,111.44	1.40%	8.996	303	77.39	623
Tennessee	68	5,679,102.25	0.94%	8.526	295	80.70	623
Texas	47	5,553,579.28	0.92%	8.808	335	78.28	597
Utah	1	136,000.00	0.02%	6.990	360	92.52	659
Vermont	3	421,983.06	0.07%	8.356	359	82.27	589
Virginia	168	24,855,648.58	4.13%	8.424	316	73.74	625
Washington	36	5,395,746.77	0.90%	7.842	301	78.32	658
Wisconsin	92	10,686,992.10	1.77%	8.945	301	81.92	651
Total	3,758	602,302,638.19	100.00%	7.877	333	75.43	629

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: 0 months	949	128,694,432.31	21.37%	8.632	325	74.44	620
Prepay Penalty: 12 months	795	206,889,779.13	34.35%	7.161	351	75.59	625
Prepay Penalty: 24 months	42	5,652,062.91	0.94%	8.291	316	80.27	616
Prepay Penalty: 30 months	16	3,980,230.73	0.66%	8.465	307	80.49	644
Prepay Penalty: 36 months	1,956	257,086,133.11	42.68%	8.058	322	75.61	638
Total	3,758	602,302,638.19	100.00%	7.877	333	75.43	629

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
400-499	117	16,852,987.01	2.80%	9.215	356	66.33	487
500-524	203	28,436,032.17	4.72%	9.433	347	67.73	511
525-549	251	32,201,461.29	5.35%	8.910	340	70.58	535
550-574	321	49,035,651.50	8.14%	8.316	346	74.28	561
575-599	452	69,889,268.06	11.60%	8.155	338	74.49	587
600-624	520	85,006,292.08	14.11%	7.732	337	75.08	612
625-649	547	91,303,669.89	15.16%	7.633	328	76.51	636
650-674	465	81,556,703.74	13.54%	7.527	329	79.23	661
675-699	327	56,443,848.96	9.37%	7.377	327	79.06	685
700+	538	89,943,134.15	14.93%	7.310	317	76.30	741
None	17	1,633,589.34	0.27%	8.731	354	67.97	0
Total	3,758	602,302,638.19	100.00%	7.877	333	75.43	629

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	3,550	587,676,093.20	97.57%	7.847	334	75.45	629
Second Lien	208	14,626,544.99	2.43%	9.089	283	74.43	631
Total	3,758	602,302,638.19	100.00%	7.877	333	75.43	629